File No.: 333-167249

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM S-1/A
                               (Amendment No. 2)

                 REGISTRATION UNDER THE SECURITIES ACT OF 1933
                         BALLROOM DANCE FITNESS, INC.
            (Exact name of registrant as specified in its charter)

                                    Florida
        (State or other jurisdiction of incorporation or organization)

                                     8000
           (Primary Standard Industrial Classification Code Number)

                                  26-3994216
                    (I.R.S. Employer Identification Number)

                          9000 Burma Road, Suite 104
                       Palm Beach Gardens, Florida 33403
                               (754) 366 - 5435
              (Principal Executive Offices and Telephone Number)

                             The Sourlis Law Firm
                           Virginia K. Sourlis, Esq.
                               214 Broad Street
                          Red Bank, New Jersey 07701
                              www.SourlisLaw.com
                           Telephone: (732) 530-9007
                           Facsimile: (732) 530-9008
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

     As soon as practicable after this Registration Statement is declared effective.
       (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ?

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "non-accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer		[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

                        CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities					Proposed Maximum 		Proposed Maximum 		Amount of
to be Registered			Amount to be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee

Common Stock, par value $0.0001
per share				6,000,000(1)			$0.40				$2,400,000			$171.12(2)(3)

(1)	Pursuant to Rule 415 of the Securities Act, these securities are being offered by the Registrant on a delayed or continuous basis.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

(3)	Fee previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (or the "SEC"), acting pursuant to said Section 8(a), may determine.

                   ________________________________________

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                 SUBJECT TO COMPLETION, DATED AUGUST 20, 2010

The information in this Prospectus is not complete and may be changed. Ballroom Dance Fitness, Inc. may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is deemed effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  PROSPECTUS

                       6,000,000 Shares of Common Stock

                         BALLROOM DANCE FITNESS, INC.

                                $0.40 per Share

Ballroom Dance Fitness, Inc. ("Company") is offering on a "best-efforts" basis up to 6,000,000 shares of its Common Stock at a price of $0.40 per share. This is the initial public offering of Common Stock of the Company and no public market currently exists for the securities being offered in this Prospectus. The Company is offering the shares on self-underwritten, "best-efforts" basis. The shares will be offered at a fixed price of $0.40 per share for a period not to exceed 180 days from the date of this Prospectus. There is no minimum number of shares required to be purchased and there can be no assurances that any of the shares offered will be purchased. The Company's officers and directors intend to sell the shares directly. No commission or other compensation related to the sale of the shares will be paid. The intended methods of communication include, without limitations, telephone, and personal contact. For more information, see the section titled "Plan of Distribution" and "Use of Proceeds" herein.

The share being registered represent 35% of total shares, if the 6,000,000 shares being offered by the Company pursuant to this Prospectus are sold. If we sell all of the 6,000,000 shares offered by the Company, we will receive $2,400,000 in gross proceeds. The Company estimates it will need to sell at least 50% of the offering ($1,200,000), to fully implement the Company's entire business plan and sustain such operations for the next 12 months.

The proceeds from the sale of the shares in this offering will be payable and made immediately available to the Company and will not be held in escrow account. The proceeds will be used for working capital as management determines.

 The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the date of this Prospectus. Ballroom Dance Fitness, Inc. does not plan to use this offering Prospectus before the effective date.

Subscriptions and payments for any of the shares shall be, when made, irrevocable and will only be returned upon the Company's rejection of the subscription.

The Company is a development stage company and has a limited operating history.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 8.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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                   ________________________________________

                                  PROSPECTUS

                               ----------------

                         BALLROOM DANCE FITNESS, INC.
                         6,000,000 SHARES COMMON STOCK
                                $0.40 per Share
                               ----------------

                               TABLE OF CONTENTS

Item									  Page

Summary                                                                    5

Risk Factors                                                               8

Description of Business                                                    16

Description of Properties                                                  19

Legal Proceedings                                                          20

Use of Proceeds                                                            20

Determination of Offering Price                                            20

Dilution                                                                   21

Plan of Distribution                                                       22

Directors, Executive Officers, Promoters and Control Persons               24

Security Ownership of Certain Beneficial Owners and Management             26

Description of Securities                                                  26

Interest of Named Experts and Counsel                                      27

Experts                                                                    28

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities                                                                28

Organization Within Last Five Years                                        28

Management's Discussion and Analysis of Financial Condition and Results of
Operations                                                                 28

Certain Relationships and Related Transactions and Corporate Governance    33

Market for Common Equity and Related Stockholder Matters                   35

Changes in and Disagreements with Accountants and Financial Disclosure     35

Where You Can Find More Information                                        35

Financial Statements                                                      F-1

                                       4
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                                    SUMMARY

The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire Prospectus before making an investment decision to purchase our Common Stock.

General Information about the Company

Ballroom Dance Fitness, Inc. (the "Company" or "Ballroom Dance Fitness") was incorporated in the State of Florida on January 2, 2009.

The Company's business model includes the following:

1.	Fitness DVD Routines: Producing, marketing and selling DVD's that will feature six different ballroom dances: the Cha-Cha, Swing, Salsa, Meringue,
Rumba and Waltz.   The program is to promote "Fun Exercise" to Ballroom Dance and fitness enthusiasts. The videos will be marketed as exercise videos designed for individuals that want to lose weight and also learn Ballroom Dance steps. The fitness routines will stress dance steps and use them in exercise routines, building the lower body, strengthening heart endurance, plus show how the use of hand free weights will develop and tone the upper body.

2.	Certified Fitness Instructors: The Company intends to offer fitness trainers and ballroom dance instructors an opportunity to become certified as a Ballroom Dance Fitness instructor after completing a six hour training session with Sean Forhan, the Company's Founder. The certified trainer will offer Ballroom Dance Fitness classes in his/her city and keep all of the revenue. It is intended that the instructors will pay a one-time fee of $250 to become certified. There will be a discounted subsequent annual renewal fee to keep the certification active.

If and when funds become available, the Company also plans to launch infomercials which will promote the Company's DVDs. The Company also intends to enter into marketing alliances with related companies (e.g., health food and nutrition products, fitness equipment, clothing and shoes and ballroom studios). To date, the Company has not taken any steps regarding the foregoing and may not be able to do so.

The proceeds from the sale of the shares in this offering will be payable and made immediately available to the Company and will not be held in escrow account. The proceeds will be used for working capital as management determines.

	At the March 31, 2010, we had $223 in cash on hand, liabilities totaling $(256), a stockholders' deficit of $(33) and an accumulated deficit of $(11,149). In their audit report, dated May 11, 2010, our auditors have expressed their doubt as to our ability to continue as a going concern. To date, the Company has financed its operations from revenues ($7,030 from inception until March 31, 2010) and non-interest bearing demand loans from the Company's Chief Executive Officer, William G. Forhan, totaling $256. These loans are not pursuant to any written agreement, are non-interest bearing and payable upon demand. The Company has agreed to repay such loans upon the receipt of sufficient capital.

	We do not have enough capital to implement our business plan. We will depend on generating sufficient proceeds from this offering to fund our operations and implement our business plan. We will also need to raise additional capital by the issuance of securities and from loans. In the event the Company is not successful in selling any shares in this offering, the Company's Chief Executive Officer has verbally agreed to continue to fund the Company's operations until any such funding can be raised.

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Management Team

Sean Forhan (Founder, Chief Operating Officer and Director) has taught Ballroom dancing in Michigan and Florida for past 14 years. Sean's dance experience includes teaching for the franchised dance studios of Fred Astaire and Arthur Murray along with teaching at independent dance studios. Sean has taught his Ballroom Dance Fitness classes at local community centers, gyms and the YMCA.

William G. Forhan (CEO and Director) is an entrepreneur and has experience (30 years as CEO of private and public companies) in creating and building companies. He has acquired over 60 businesses and sold over 10 companies. He has been CEO and founder of seven private companies and three public companies.

AVAILABLE INFORMATION

The Company is subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is therefore required to file annual and quarterly reports and other reports and statements with the SEC. Such reports and statements are available free of charge on the SEC's website, www.sec.gov.

DIVIDEND POLICY

We have never paid or declared dividends on our securities. The payment of cash dividends, if any, in the future is within the discretion of our Board and will depend upon our earnings, our capital requirements, financial condition and other relevant factors. We intend, for the foreseeable future, to retain future earnings for use in our business.

PRINCIPAL EXECUTIVE OFFICES

The Company's executive offices are located at 9000 Burma Road, Suite 104, Palm Beach Gardens, Florida 33403 and the Company telephone number is (754) 366 - 5435. The Company's investor website is www.BallroomDanceFitness.info. The contents of the website are not incorporated into this Prospectus.

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                   ________________________________________

                               OFFERING SUMMARY

The Issuer:	Ballroom Dance Fitness, Inc., a Florida corporation

Securities Being Offered:	6,000,000 shares of our Common Stock, par value
$0.0001 per share

Offering Price:	$0.40 per share

Minimum Number of Shares to

Be Sold in This Offering:	None

Company Capitalization:	Common Stock: 100,000,000 shares authorized;
11,113,750 shares outstanding as of the date of this Prospectus.

Common Stock Outstanding

Before and After the Offering:	11,113,750 shares of our Common Stock are
issued and outstanding as of the date of this Prospectus. Upon the completion of this offering, 17,113,750 shares will be issued and outstanding assuming all of the Shares offered are sold.

Use of Proceeds:	We intend to use the proceeds to commence our business
operations and other general working capital and expenses incurred relating to this registration statement. The funds will be made immediately available to the Company and used at management's discretion to build the business. Subscription agreements and monies paid are irrevocable and funds will only be returned upon rejection of the subscription by the Company.

Subscription Directions:	The proceeds from the sale of the shares in this
offering will be payable to "Ballroom Dance Fitness, Inc."

Risk Factors:	See "Risk Factors" and the other information in this
Prospectus for a discussion of the factors you should consider before deciding to invest in shares of our Common Stock.

                   ________________________________________

                                 RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the other information in this Prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of Common Stock offered hereby. This Prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. Our actual results could differ materially.

Risks Related to Our Business

An investment in the shares offered hereby is highly speculative, involves a high degree of risk and should be considered only by those persons who are able to afford a loss of their entire investment.

The purchase of the Shares is suitable only for persons who have the financial capability to make the required investment and hold the Shares for a long period of time. A purchaser will not be able to resell the Shares readily. Purchaser must, therefore, have adequate other means of providing for their current personal needs and contingencies. Our business organization and existing debt and other obligations on our balance sheet all involve elements of substantial risk. In many instances, these risks arise from factors over which we will have little or no control. Some adverse events may be more likely than others and the consequence of some adverse events may be greater than others. No attempt has been made to rank risks in the order of their likelihood or potential harm. In addition to those general risks enumerated elsewhere in this Prospectus, Subscribers should also consider the following factors.

We are not currently profitable and may not become profitable.

Since our inception, we have generated revenues of $4,175 in 2009 and $2,855 in first quarter of 2010. We have incurred $(11,149) operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future, and we may not achieve or maintain profitability. Our failure to achieve or maintain profitability could negatively impact the value of our common stock.

No member of our management team is or will be required to work on a full time basis which could result in their inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.

No member of our management team is currently working full time on the operations of our Company. Our business plan does not provide for the hiring of any additional employees until revenue will support the expense, of where there can be no assurances. Until that time, the responsibility of developing the Company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon the Company's management team who have limited time to manage the affairs of the Company. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

Proceeds received in this Offering may not be sufficient.Net proceeds from the Offering, if any, will be used to implement our business plan and for working capital purposes. If we are not successful in raising sufficient amounts in this Offering, any proceeds from this Offering will be of little value to us. The Company estimates it will need to sell at least 50% of the offering ($1,200,000), to fully implement the Company's entire business plan and sustain such operations for the next 12 months.

You may lose your entire investment if we sell less than 50% of shares in this Offering.

We currently do not have enough money to fund our operations for the next 12 months. The Company expects the net proceeds from the sale of fifty percent (50%) of the shares will allow the Company to fully implement its business plan and sustain such operations for a period of 12 months. If we fail to sell at least 50% of the shares in this Offering, you may lose your entire investment in the shares.

 We might not have enough proceeds to continue operations or develop a market.

There is no required minimum amount of Shares that must be sold in this offering. As a result, potential investors will not know how many Shares will ultimately be sold and the amount of proceeds the Company will receive from the offering. If the Company sells only a few Shares, potential investors may end up holding shares in a company that:

* hasn't received enough proceeds from the offering to begin/sustain operations; and

* has no market for its shares.

We will need to obtain additional financing.

We will be required to obtain additional financing to continue to operate our business. At our current state of nominal operations, we need roughly $50,000 for the next 12 months. The Company expects the net proceeds from the sale of fifty percent (50%) of the shares will allow the Company to fully implement its business plan and sustain such operations for a period of 12 months. There can be no assurance that any additional financing, if required, will be available to us on acceptable terms, if at all. Any inability of us to obtain additional financing, if required, could have a material adverse effect on our financial condition and results of operations.

Our product lines may never gain commercial acceptance.

There can be no guarantee that our plan of operation will be commercially accepted at revenue levels sufficient to permit us to achieve or maintain profitable operations.

A dispute concerning the infringement or misappropriation of our proprietary rights or the proprietary rights of others could be time consuming and costly, and an unfavorable outcome could harm our business.

We may be exposed to future litigation by third parties based on claims that our programs infringe the intellectual property rights of others. If we become involved in litigation, it could consume a substantial portion of our managerial and financial resources, regardless of whether we win or lose. We may not be able to afford the costs of litigation. Any legal action against us or our collaborators could lead to:

*	payment of damages, potentially treble damages, if we are found to have willfully infringed a party's patent rights;

*	injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or

*	we or our collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

As a result, we could be prevented from commercializing current or future products.

Consumers may not embrace our products, or preferences may change.

Our ability to operate our business successfully is dependent initially on the success of a variety of factors, including our ability to sell our products to the public. We anticipate that our business will be targeted at consumers who assign high value to a healthy lifestyle and personal development. Our ability to grow our customer base and generate sales will depend initially upon customer-acceptance of our products and the importance

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consumers place on healthy lifestyles and personal development. Our success also depends upon the willingness of consumers to purchase goods and services that promote the values we espouse. We cannot assure you that the demographic trends on which they are based will continue or that the current levels of healthy lifestyles and personal development will be sustained. The decrease of consumer interest in purchasing goods and services that promote the values we espouse would materially and adversely affect the growth of our customer base and sales revenues and, accordingly, would have a material adverse effect on our business, results of operations, and financial condition.

Further, consumer preferences are difficult to predict. Our future success depends in part on our ability to anticipate and respond to changes in consumer preferences and we may not respond in a timely or commercially appropriate manner to such changes. Failure to anticipate and respond to changing consumer preferences could have a material adverse effect on our business, results of operations, and financial condition. There can be no assurance regarding whether or when we will be able to successfully implement our business plan or that we will achieve profitability

We are dependent of third party manufacturers for the manufacture and shipment of our products.

We do not own or operate any manufacturing facilities and are, therefore, dependent on third parties for the manufacture of our products (whether DVDs or other products). We will rely on contract manufacturers to produce some of our products. These contract manufacturers may also produce products for some of our competitors. If any of our contract manufacturers were unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new contract manufacturers. There can be no assurance that we would be able to identify and qualify new contract manufacturers in a timely manner or that such manufacturers would allocate sufficient capacity to us in order to meet our requirements, which could adversely affect our ability to make timely deliveries of our products. In addition, there can be no assurance that the capacity of the contract manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, results of operations, and financial condition.

To successfully operate our business, we must receive timely delivery of merchandise from our vendors and suppliers. As we grow, some of these vendors may not have sufficient capital, resources or personnel to satisfy their commitments to us. Any significant delay in the delivery of products by vendors could have a material adverse effect on our business, results of operations, and financial condition.

In addition, the contract manufacturers will be contractually required to maintain the quality of the products we sell and to comply with applicable laws and regulations relating to the production of such products. There can be no assurance that our contract manufacturers will always produce products that are consistent with our standards. The failure of any contract manufacturer to produce products that conform to our standards could materially adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

Our sales and operating results may vary widely.

 We expect to experience fluctuations in our operating results as a result of a variety of factors, including:

(i) fluctuations in promotional, advertising, and marketing expenditures;

(ii) the introduction of new products or delays in such introductions;

(iii) the introduction or announcement of new products by our competitors;

(iv) customer acceptance of new products;

(v) shipment delays;

(vi) consumer perceptions of our products and operations;

(vii) competitive pricing pressures;

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 (viii) the adverse effect of our or our distributors' or suppliers' failure, and allegations of their failure, to comply with applicable regulations;

(ix) the availability and cost of raw materials;

(x) economic conditions in general and in the media and lifestyles industry in particular;

(xi) the negative effect of changes in or interpretations of regulations that may limit or restrict the sale of certain of our products;

(xii) the expansion of our operations into new markets; and

(xiii) the introduction of our products into each such market.

Any of these factors could have a material adverse effect on our business, results of operations, and financial condition. We have no operating history, and therefore it is difficult to predict our future sales or its ability to identify and adapt its products successfully to meet changing consumer interest trends and other elements that affect our results of operations.

We must achieve trade and consumer acceptance in distribution channels.

 Our growth will depend in part on our ability to attract and maintain customers and expand our channels of marketing and distribution. These channels of marketing and distribution are expected to present, competitive challenges, risks and marketing and distribution costs. In addition, our expansion in these channels of distribution will require us to attract and retain consumers in broader demographic and geographic markets. There can be no assurance that we will achieve successful distribution through nationwide distribution channels and with consumers in other demographic and geographic markets. The inability to obtain consumer acceptance in these markets could have a material adverse effect on our business, results of operations, and financial condition.

Our business may be affected by changes in trends.

The health & fitness industries are subject to changing consumer trends, demands and preferences. Trends change often and unpredictably, and our failure to anticipate, identify or react to changes in these trends could lead, among other things, to reduced demand and price reductions, and could have a material adverse effect on our business, results of operations, and financial condition. These changes might include consumer demand for new products or formulations. Our success depends, in part, on our ability to anticipate the habits of consumers and to offer products that appeal to their preferences on a timely and affordable basis.

Direct-response marketing is extremely competitive.

We plan to market our DVDs via direct response marketing (such as television infomercials). The direct response industry is extremely competitive, rapidly evolving and subject to constant change and intense marketing by providers of similar products. We must be able to distinguish our products and develop new products that address the needs of our customers. The inability to do so could have a material adverse effect on our business, results of operations, and financial condition.

We have a very narrow product line; dependence on new products.

We expect initially to have a very limited product line: a DVD video featuring six different ballroom dances. There can be no assurance that our products will achieve market acceptance. Any such failure could have a material adverse effect on our business, results of operations, and financial condition. We believe our ability to increase sales is partially dependent

                                       11
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upon our ability to introduce new and innovative products into its existing markets. The success of new products depends on a number of factors, including our ability to develop products that appeal to consumers and that are priced competitively. There can be no assurance that our efforts to develop new products will be successful, that consumers will accept new products, or that our competitors will not introduce products that achieve greater market acceptance than our products.

We may be dependent on significant retail customers and distributors.

We may sell our products through distributors that resell to retail customers. We may also seek to establish sales to retail customers. Such distributors and retail customers would likely purchase our products with standard purchase orders and, in general, are not bound by long-term contracts. There can be no assurance that any such distributors and retail customers will establish a relationship with us. The lack of a distributor or a significant number of retail customers, or a significant reduction in purchase volume by or financial difficulty of such customers or distributors could have a material adverse effect on our business, results of operations, and financial condition.

We may be affected by adverse publicity.

We are highly dependent upon consumers' perception of the quality and possible benefits of our products. As a result, negative publicity concerning products similar to our products could lead to a loss of consumer confidence in our products. Any of these events could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to all of the complications and difficulties associated with new enterprises.

We have a limited history upon which an evaluation of our prospects and future performance can be made. Our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business operation in an emerging industry, and the continued development of advertising, promotions, and a corresponding customer base. There is a possibility that we could sustain losses in the future, and there are no assurances that we will ever operate profitably.

We may undertake acquisitions that could increase our costs or liabilities or be disruptive.

We do not currently have any commitments, agreements or understandings to acquire any specific businesses or other material operations, but we will consider acquisitions in the future. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us. If we do identify an appropriate acquisition candidate, we may not be able to successfully negotiate the terms of an acquisition, finance the acquisition or, if the acquisition occurs, integrate the acquired business into our existing business. Negotiations of potential acquisitions and the integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. Acquisitions of businesses or other material operations may require additional debt or equity financing, resulting in additional leverage or dilution of ownership. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. We also may not realize expected cost efficiencies or synergies. In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings. If any such acquisition occurs, there can be no assurance as to the effect thereof on our business, results of operations, and financial condition.

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We may face intellectual property risks.

We will rely on a combination of common law trademark rights, U.S. federal registration rights, and trade secret laws to protect our proprietary rights. There can be no assurance that we will be able to enforce our trademark rights for our products or register trademarks or obtain common law trademark rights we desire. In addition, we expect to file applications for federal registration of marks in the United States. Common law trademark rights do not provide us with the same level of protection as afforded by a United States federal registration of a trademark. In addition, common law trademark rights are limited to the geographic area in which the trademark is actually used plus a reasonable zone of future expansion, while U.S. federal registration on the Principal Register gives the registrant superior rights throughout the United States, subject to certain exceptions. We expect to register our trademarks in certain foreign jurisdictions where our products will be sold. The protection available in such jurisdictions may not be as extensive as the protection available to us in the United States.

We are dependent on key officers

Our success is significantly dependent on the personal efforts, performance, abilities, and continued service of Sean Forhan, our Chief Operating Officer. The loss of service of Sean Forhan could have a material adverse effect on our business, results of operations, and financial condition. We do not maintain "key man" life insurance on Mr. Forhan. In addition, our future success depends upon our ability to attract and retain highly qualified personnel. Competition for such personnel is intense and there can be no assurance that we will be able to attract and retain such qualified personnel. A failure to do so could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to risks associated with advertising.

Advertising of our products is subject to regulation by the FTC under the Federal Trade Commission Act, which prohibits unfair or deceptive trade practices, including dissemination of false or misleading advertising. In addition, the National Advertising Division of the Council of Better Business Bureaus, Inc. ("NAD") administers a self-regulatory program by the advertising industry to ensure truth and accuracy in national advertising. NAD both monitors national advertising and entertains inquiries and challenges from competing companies and consumers. Although we do not believe that such regulations will materially negatively affect our marketing efforts, any future changes to our advertising resulting from compliance with an adverse NAD determination or FTC action or fines or penalties assessed in connection therewith could adversely affect our product marketing efforts, and there can be no assurance that such required changes in advertising would not have a material adverse effect on our business, results of operations, and financial condition.

We are responsible for the indemnification of our officers and directors, which could result in substantial expenditures.

Our Charter documents provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup.

Risks Related to the Shares

There is presently no market for our securities and there is no assurance that one will develop or if developed, be sustained.

There is presently no public market for our securities. Accordingly, the shares may not be resold unless a Resale Registration Statement is filed and declared effective by the SEC or an exemption from registration is available. Similar restrictions on transferability are imposed under the securities or "blue sky" laws of certain states. As a result of these limitations on transferability, an investment in the shares should be considered illiquid. If no market develops for our shares, it may be difficult or impossible for you to resell your shares if you should desire to do so.

The offering price of the Shares was arbitrarily determined and is not related to our asset value, projected future value net worth, our financial condition or our results of operations.

The offering price of the Shares was determined by us in negotiation arbitrarily and is not related to our asset value, projected future value, net worth, results of operations, financial condition or any other established criteria of value. Factors considered by us in determining such prices, included our history, our business prospects, our assessment of our net worth and financial condition and our evaluation of our management. The offering price should in no event, however, be regarded as an indication of any future market price of our common stock. As a new investor, you will experience immediate, substantial dilution of the net tangible book value of the shares. Assuming the sale of all of Shares, you will (i) pay a price per Share that substantially exceeds the value, on a per share basis, of our assets after we subtract from these assets, our intangible assets and liabilities; (ii) contribute substantial funds but will only own, in the aggregate, approximately less than 5% of our outstanding shares, and (iii) experience further dilution in the net tangible value of your shares as a result of future issuances of common stock and the conversion or exercise of securities either outstanding or issued in the future. "Dilution" means the difference between the offering price per share and the net tangible book value per share as adjusted for the Offering.

We may not be able to secure the services of a placement agent to assist in this Offering.

As of the date of this Prospectus, we have not secured the services of a FINRA-registered broker-dealer to assist it with this Offering as a placement agent. While we may obtain the services of a FINRA-registered broker-dealer to serve as a placement agent, there can be no guarantee that we will be successful in obtaining a broker-dealer or that we will be successful in selling any Shares offered hereby. This Offering is being conducted solely on a "best-efforts" basis by our officers and directors.

We will incur professional fees in connection with being a reporting company under the Securities Exchange Act of 1934, as amended.

Our Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act and as such, we are required to file 10-K's, 10-Q's and 8-K's and other reports with the Securities Exchange Commission. We will incur professional fees (i.e., attorney, auditors and filing agents) in connection with the preparation and filing of such reports and we currently anticipate such costs to range from $15,000 to $20,000 per year. If we are unable to file such reports, we will be delinquent in our filings which could adversely affect the marketability of the Shares.

The failure to comply with the internal control evaluation and certification requirements of Section 404 of Sarbanes-Oxley Act could harm our operations and our ability to comply with our periodic reporting obligations.

As a reporting company under the Exchange Act, we are required to comply with the internal control evaluation and certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. This process may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and reevaluate our financial reporting. We may experience higher than anticipated operating expenses as well as outside auditor fees during the implementation of these changes and thereafter. Further, we may need to hire additional qualified personnel in order for us to be compliant with Section 404. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in our being unable to obtain an unqualified report on internal controls from our independent auditors, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

Our shares of common stock are deemed to be "penny stocks" with a potential limited trading market.

There is currently no market for our securities. When our shares of common stock commence trading, of which no assurances can be given, they will, in all likelihood, be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act."). The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or companies which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than" established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote and other information under certain circumstances. Many brokers have decided not to trade" penny stock" because of the requirements of the penny stock rules and, as result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the" penny stock rules," investors will find it more difficult to dispose of our securities. Further, for companies whose securities are traded in the "Pink Sheets" and/or the Over the Counter Bulletin Board, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

The price of our shares of common stock in the future may be volatile.

If a market develops for our common stock, the market price of our common stock will likely be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including: technological innovations or new products and services by us or our competitors; additions or departures of key personnel; sales of our common stock; our ability to integrate operations, technology, products and services; our ability to execute our business plan; operating results below expectations; loss of any strategic relationship; industry developments; economic and other external factors; and period-to-period fluctuations in our financial results. Because we have a very limited operating history with limited to no revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our management has broad discretion over the use of proceeds from this Offering, and the failure of management to apply these funds effectively could seriously harm our business.

Our management will have broad discretion as to how we spend the proceeds from this Offering, and stockholders may not agree with how we use the proceeds. You will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds. We may not be successful in using the proceeds from this Offering in ways that will yield favorable operating results.

You will experience immediate dilution of your entire investment and will experience additional dilution upon our issuance of additional securities.

As of the date of this Prospectus, we have 11,113,750 shares of common stock issued and outstanding. As a new investor, you will experience immediate, substantial dilution of the net tangible book value of the shares. Assuming the sale of all of Shares, you will (i) pay a price per share that substantially exceeds the value, on a per share basis, of our assets after we subtract from these assets, our intangible assets and liabilities; (ii) contribute substantial funds but will only own, in the aggregate, approximately less than 5% of our outstanding shares, and (iii) experience further dilution in the net tangible value of your shares as a result of future issuances of common stock and the conversion or exercise of securities either outstanding or issued in the future. Assuming all 6,000,000 shares offered are sold, and the Company receives the maximum estimated proceeds of this offering from shareholders, Ballroom Dance Fitness's net book value will be approximately $0.14 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $(0.26) per share while the Ballroom Dance Fitness present stockholders will receive an increase of $0.14 per share in the net tangible book value of the shares that she holds. This will result in a 72% dilution for purchasers of stock in this offering.

"Dilution" means the difference between the offering price per share and the net tangible book value per share as adjusted for the Offering. See the section entitled "Dilution" in this Prospectus.

FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "we expect," "will continue," "anticipate," "estimate," "project," "outlook," "could," "would," "may," or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, e and the size and timing of additional significant orders and their fulfillment. We have no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

DESCRIPTION OF BUSINESS

Organizational History:

	Ballroom Dance Fitness, Inc. was incorporated in the state of Florida on January 2, 2009 and is a development stage company.

The Company's Business:

	Fitness DVD's: Our primary purpose and first objective is to create and produce a DVD which will feature our Chief Operating Officer, Sean Forhan, teaching six ballroom dances: the Cha-cha, Swing, Salsa, Meringue, Rumba, and the Waltz. We believe that our DVD will appeal to people who want to either lose weight or stay in shape while also learning ballroom dancing steps. The lessons will stress dance steps and use them in exercise routines, building the lower body, strengthening heart endurance, plus show how the use of hand free weights will develop and tone the upper body.

	To date, we haven't produced any DVDs and we believe that we will need at least $150,000 to produce our first DVD. If we don't sell enough shares in this offering, we might not have enough money to produce our first DVD and you could lose your money.

We intend to market our DVDs, once completed, through TV infomercials and through a website we intend to create. We believe we will need at least $150,000 to create and produce our first infomercial and to buy air time.

	Certified Fitness Instructors: We also intend to offer classes to individuals who want to become certified Ballroom Dance Fitness trainers and teach Ballroom Dance Fitness classes. Anyone interested in becoming a Ballroom Dance Fitness instructor will be required to attend a six hour training class and to keep their instructor status current. We intend to charge a one-time fee of around $250 and then charge an annual certification renewal fee.

	The Company's success is dependent on raising sufficient working capital necessary for DVD and infomercial production (estimated cost of $250,000) and for marketing and advertising (estimated at $500,000). Management's goal is to raise a minimum of 50% of the Prospectus ($1,200,000) to fully implement the Company's full business plan and sustain its operations for the next 12 months.

Growth Strategy Objective:

We projects revenues from women that desire to lose weight, by selling Ballroom Dance Fitness DVDs to consumers that purchase the DVD's online and from watching TV infomercials. The infomercials will promote weight loss, with the convenience of learning cardio exercises in the comfort of their home, and learning ballroom dance steps. We have interviewed over ten production companies that have experience in developing DVD's and creating infomercials to market the DVD's. We have narrowed our choice to three companies and will select one after we have a minimum of $250,000 to start and complete the project. We estimate the cost of producing two infomercials (28 minutes and 2 minutes) plus a 2 hour Fitness DVD will cost between $225,000 and $250,000; based on 5-7 days shooting and 6 -8 talent working 5-6 days. The costs projected are based on actual time required to complete all fitness routines and editing, the final cost could vary $50,000.

We need to generate working capital to produce the infomercials and DVDs and have found it difficult to raise money for a start-up company, and more difficult raising money as a private company. Investors are concerned they have little opportunity for return on investment as a private company. We have decided to raise the funding as a public company.

The production cost will vary depending on how long it takes to create the fitness DVD and the location of the shoot. The casting will be 2-3 people for each dance and infomercial, using a cast of 6 to 9 people as they will all appear in more than one exercise and also in the infomercials.

We estimate that it will take 2 days to complete a 2 minute and 22 minute infomercial, plus another 2 days to produce the 45 minute fitness DVD, finishing the shoot in four to five days. The location will be in a studio, controlling the temperature and using a green screen offering changing background for each of the six dances and infomercial.

We estimate the cost for the week's shoot will be $200,000 - $250,000. We intend to sell the DVD for $39 for the 6 dance routines. Each dance exercise will have 3 songs to select from; offering the exerciser 3 different sounds to appeal to and eliminate boredom from the same song daily.

Ballroom Dance Fitness will market infomercials on TV and videos online. The repetition of advertising is necessary to confirm the sale, and the Internet can provide a video demonstration when the viewer wants to watch versus a TV infomercial they may miss some of the story.

The first objective is accomplished. We've developed an investor website www.BallroomDanceFitness.info that tells "About the Company" and the products that will be sold online through strategic partnerships with companies that produce and sell: exercise clothing and shoes, exercise equipment, nutrition products and health foods.

The second objective is to raise funds for working capital, to be used for 1) production of the ballroom dance fitness DVD; 2) production of TV and Internet infomercials; 3) build a consumer site www.BallroomDanceFitness.com 4) kick-off a media buy of TV Infomercials that introduces the Company and generates revenues. We plan on raising funds by selling Shares in this offering and to start filming the DVD and infomercials in by February 2011.

The third objective is to introduce the Fitness video to fitness centers, ballroom studios and exercise clubs throughout USA and to certify Instructors so they too can teach Ballroom Dance Fitness in their respective cities. The instructors will pay a $250 annual fee to attend our 6-hour training class; learning the steps and fitness routines to assure success in their respective hometowns as a Certified Ballroom Dance Fitness instructor. The instructor receives a Certificate when completing the 1 day course and will receive a fitness DVD, a shit with our logo, imprinted hat, and nutrients that are sold online. We estimate starting the Certification programs in the 1st quarter of 2011.

The Marketplace:

	We believe that the market place is for health and fitness DVDs and videos is robust.

	Albert Einstein College of Medicine in New York City studied 469 people over age 75 and found that ballroom dancing was associated with a lowered risk of dementia. The mentally challenging aspects of dancing, following complex dance steps, moving in time and staying with the rhythm of music, is believed to be responsible (Source: New England Journal of Medicine, "Use it or Lose it
- Do Effortful Mental Activities Protect against Dementia" (J.T. Coyle, June 19, 2003)

	According to Nielsen's Fourth Screen Network Audience Report for Q1 2010, health club networks drew 25% more monthly video exposures among adults 18+ compared to the fourth quarter of 2009.

	CNBC reports a Published article: Wednesday, 9 Jun 2010 | 4:32 PM ET by:
Darren Rovell

CNBC Sports Business Reporter Re: Beachbody's P90X Making Serious Money, "In the last couple years, the 12-DVD workout program, which includes a nutrition and workout guide, has turned into a $200 million franchise, making up almost half of the sale investment as it cost $120 bucks."

	Bally's Fitness 2010 states: According to IHRSA (the premier health club industry association) health club memberships are projected to reach 50 million by 2010, representing a 25% growth rate from current levels Nutrition and Weight Loss is a $44 billion industry

*	National trends toward obesity and heart disease point to demand for healthy living and exercise

*	Nationally, there is an increased awareness of exercise as an integral component to health and fitness

Regardless if we sell 25%, 50%, 75% or 100% of this offering, we intend to use $169,000 to produce the dance fitness DVD; $81,000 to produce an infomercial, and $45,000 to develop and maintain a consumer website. The only line items which will change depending on how much we raise will be Advertising (25%:
$110,000; 50%: $515,000; 75%: $945,000; and 100%: $1,325,000); Capitalization
and Professional Fees (25%: $120,000: 50%: $240,000; 75%: $360,000; and 100%:
$480,000); and Working Capital (25%: $75,000; 50%: $150,000; 75%: $200,000 and
100%: $300,000).

Competition and Competitive Advantages:

	Competition comes from established exercise clubs and fitness videos and from other fitness and dance companies which have greater resources than we
have.   We will face competition from the foregoing and may not be able to penetrate the marketplace. We believe, however, that our competitive advantage is based on the fact that unlike exercise clubs, there is no need for travel or ongoing membership fees to use our product. We also believe that our DVDs will have a competitive advantage over typical fitness videos in that our DVDs will combine exercise and ballroom dancing which we believe has been gaining popularity in the US. We believe there is untapped niche in the marketplace and that our DVDs address can address such need. However, as more and more companies enter this niche, we will compete with companies which have greater resources than we do and may not able to compete with them.

DESCRIPTION OF PROPERTY

Our executive office is currently located at 9000 Burma Road, Suite 104, Palm Beach Gardens, Florida 33403. We rent this space pursuant to a two year lease, dated May 1, 2010, with York & Kassing, Inc. for $500 a month.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor do we have knowledge of any pending or threatened legal claims.

USE OF PROCEEDS

Selling all of the Shares in the offering will result in $2,400,000 gross proceeds to Ballroom Dance Fitness, Inc. We expect to disburse the proceeds from this offering in the priority set forth below within the first 12 months after successful completion of this offering:

Ballroom Dance Fitness, Inc. intends to use the proceeds from this offering as follows:

	Percentage of Share Sold in this Offering:

Item:						25%		50%		75%		100%

DVD Production					$169,000	$169,000	$169,000	$169,000

Infomercial Production				$81,000		$81,000		$81,000		$81,000

Advertising and Infomercial			110,000		515,000		945,000		1,325,000

Consumer Website Development and Maintenance	45,000		45,000		45,000		45,000

Capitalization and Professional Fees		120,000		240,000		360,000		480,000

Working Capital					75,000		150,000		200,000		300,000

Total						$600,000	$1,200,000	$1,800,000	$2,400,000

The Company estimates it will need to sell at least 50% of the offering ($1,200,000), to fully implement the Company's entire business plan and sustain such operations for the next 12 months.

We estimate the cost of producing two infomercials (28 minutes and 2 minutes) plus a 2 hour Fitness DVD will cost between $225,000 and $250,000; based on 5-7 days shooting and 6 -8 talent working 5-6 days. The costs projected are based on actual time required to complete all fitness routines and editing, the final cost could vary $50,000.

Item:											Estimated Cost:

Planning, Scheduling and Production: talent, ballroom rentals and set design		$20,000

Production Equipment & Shooting: lighting, cameras, director and producer		$17,000

Photography Professionals: digital imagery						$8,000

Graphics: logo design, graphic design and concepts					$10,000

Audio: custom music production, copyright fees						$11,000

Post Production: multi-cam syncing, color grading, editing, grinding, polish
and proofing.										$65,000

DVD Authoring: DVD navigation & programming, menu graphics and sequences		$11,500

DVD Packaging Design: entrapment design, package insert and design, face
design for DVD										$2,500

Infomercial Advertising Test Spots: sequence for 30 and 60 and 2 minute spots		$15,000

Produce DVD's and Infomercial								$54,500

Consulting: Art Development, production and related business				$10,500

Total Estimate										$225,000.00

DETERMINATION OF OFFERING PRICE

The $0.40 per share offering price of our Common Stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to request a broker-dealer apply to have our Common Stock listed on the OTC Bulletin Board upon the effectiveness of the registration statement on Form S-1, of which this Prospectus is a part. If our Common Stock becomes listed on the OTC Bulletin Board and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale. The offering price would thus be determined by market factors outside of our control.

DILUTION

Upon purchasing share in this offering, you will experience immediate and substantial dilution.

"Dilution" represents the difference between the offering price of the shares of Common Stock and the net book value per share of Common Stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Ballroom Dance Fitness's issued and outstanding stock. This is due in part because of the Common Stock issued to the Ballroom Dance Fitness officers, directors, and employees totaling 6,000,000 shares at par value $0.0001 per share versus the current offering price of $0.40per share. Ballroom Dance Fitness's net book value on March 31, 2010 was $(33). Assuming all 6,000,000 shares offered are sold, and in effect Ballroom Dance Fitness receives the maximum estimated proceeds of this offering from shareholders, Ballroom Dance Fitness's net book value will be approximately $0.14per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $(0.26) per share while the Ballroom Dance Fitness present stockholders will receive an increase of $0.14 per share in the net tangible book value of the shares that she holds. This will result in a 72% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the Common Stock in this offering and the individual who received shares in Ballroom Dance Fitness, Inc. previously:

						Maximum
						Offering

Book Value Per Share Before the Offering	$0.00

Book Value Per Share After the Offering		$0.14

Net Increase to Original Shareholders		$0.14

Decrease in Investment to New Shareholders	$(0.26)

Dilution to New Shareholders (%)		72%

PLAN OF DISTRIBUTION

The Shares will be Sold by Our Officer and Director

This is a self-underwritten "best-efforts" offering. This Prospectus is part of a Registration Statement that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to them for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer and our officers and directors are not brokers or dealers or associated persons. Our officers and directors will sell the shares and intends to offer them to friends, family members and personal and professional acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. In their endeavors to sell this offering, neither Sean nor William Forhan intends to use any mass-advertising methods such as the Internet or print media.

Sean Forhan and William Forhan will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

	a.	Our officers and directors and are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation; and

	b.	Our officers and directors and will not be compensated in
connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

	c.	Our officers and directors and are not, nor will they be at the time of their participation in the offering, associated persons of a broker-dealer; and

	d.	Our offices and directors and meet the conditions of paragraph
(a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are brokers or dealers, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs
(a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Terms of the Offering

The Company is offering on a best-efforts basis 6,000,000 shares of its Common Stock at a price of $0.40 per share. This is the initial offering of Common Stock of Ballroom Dance Fitness and no public market exists for the securities being offered. The Company is offering the shares on a "self-underwritten," directly through officers and directors. The shares will be offered at a fixed price of $0.40 per share for a period not to exceed 180 days from the date of this Prospectus. There is no minimum number of shares required to be purchased. This offering is on a best effort basis. No commission or other compensation related to the sale of the shares will be paid to our officer and director. The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus. The Company will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this Prospectus.

There can be no assurance that any of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Ballroom Dance Fitness were to enter into such arrangements, Ballroom Dance Fitness will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, Ballroom Dance Fitness has not identified the specific states where the offering will be sold. Ballroom Dance Fitness will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

Deposit of Offering Proceeds

The proceeds from the sale of the shares in this offering will be payable to Ballroom Dance Fitness Inc. and the funds will be used as the officers of the company determine, in the best interest in growing the business.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Company has not provided potential purchasers of the securities being registered herein with a copy of this Prospectus. Investors can purchase Common Stock in this offering by completing a Subscription Agreement and sending it together with payment in full to Ballroom Dance Fitness Inc. All payments are required in the form of United States currency either by personal check, bank draft, or by cashier's check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. Ballroom Dance Fitness reserves the right to either accept or reject any subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Ballroom Dance Fitness accepts a subscription, the subscriber cannot withdraw it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The names and ages of our Directors and Executive Officers are as follows:

Name			Age	Position			Date Elected to Position

Sean Forhan		35	Founder,			January 2, 2009
				Chief Operating Officer and
				Director

William G. Forhan	65	Chief Executive Officer,
				and Director Chairman		January 2, 2009

BIOGRAPHIES:

Sean Forhan has been serving as the Company's Chief Operating Officer since the Company's formation on January 2, 2009. He has taught ballroom dancing in Michigan and Florida for past 14 years and has participated in training at Zumba classes and became a certified Zumba instructor. From June 1993 to June 1998, Sean was a Ballroom instructor at Fred Astaire studios. From April 2003 to December 2007, Sean worked at Buy Owner Realty as Customer Service Manager focusing on Real Estate Internet Advertising. From January 2008 to December 2008, Sean gave private dance lessons and managed fitness studio in Coconut Creek, Florida.

From January 2008 to December 2008, Sean continued private dance lessons and began to move from ballroom dancing to Fitness, managing a Fitness studio in Coconut Creek, Florida and teaching fitness to weight conscious students that had an interest in learning Ballroom steps and losing weight.

William G. Forhan, has been serving as the Company's Chief Executive Officer since January 2, 2009. Since July 19, 2005, William has also been serving as the Chief Executive Officer of Casino Players, Inc. (a reporting company). From July 2008 to July 2009, Mr. Forhan provided consulting services to Next Interactive, Inc., an OTCBB company (OTCBB: NXOI) specializing in travel services. From July 2002 until June 2008, Mr. Forhan served as the Chief Executive Officer and Co-Chairman of Invicta Group, Inc. (OTCBB: IVIT), an Internet Media company that sells advertising online to travel suppliers (hotels, tourist boards, tour operators and Cruise Lines).

Family Relationships.   William Forhan is the father of Sean Forhan.

Sean's extensive experience as a ballroom dance instructor and as a licensed fitness instructor is vital to the Company's success. We believe that Sean's service as an officer and as director to the Company is pivotal to the Company's success.

William's extensive business experience as an officer of various public entities qualifies him to serve as a director of the Company's Board of Directors. William's knowledge of the SEC rules and regulations and knowledge of the public market qualifies him to serve as an officer and board member of the Company.

DIRECTOR AND OFFICER COMPENSATION

Officer Compensation

We have not paid any salary, bonus or other compensation to our officers and directors since our inception. The officers of the Company will start taking salaries when the Offering is completed or when sufficient working capital is available. Management will receive wages from the proceeds of this offering after the first $250,000 is raised for production of fitness DVD and infomercials

Director Compensation

Directors receive stock for services rendered and are paid $1,000 per meeting (quarterly). The number of shares issued to the directors are based on the fair market value of the stock on the meeting date.

Stock Option Grants

The Company has never issued any stock options to officers, employees or otherwise.

Employment Agreements

We currently have employment agreements with CEO William Forhan and COO Sean Forhan paying salaries of $72,000 a year. The officers have not received compensation to date, they will not be paid until funding provides working capital. The officers are not receiving deferred wages. The term of the contracts are for 3 years and renewed unless the Board wants to terminate the agreements.

Significant Employees

We have no significant employees other than our executive officers and directors named in this Prospectus. We conduct our business through agreements with consultants and arms-length third parties.

Committees of the Board of Directors

Our audit committee presently consists of our two officers and directors. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Code of Ethics

We have adopted a Code of Ethics and Code of Business Conduct that applies to our officers and directors, and critical employees. The Code of Ethics and Code of Business Conduct are attached to this registration statement as Exhibits 14.1 and 14.2, respectively.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership of the Company's securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of the forms received by it during the period from January 2, 2009 (inception) to the date of this Prospectus and written representations that no other reports were required, the Company believes that no person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock failed to comply with all Section 16(a) filing requirements during such fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership as of the date of this Prospectus of our common stock, by any person who is known to us to be the beneficial owner of more than 5% of our voting securities and by each Officer and Director of the Company. As of the date of this Prospectus, we had 11,113,750 shares of common stock issued and outstanding.

Name and Position			Shares of Common Stock	Percentage of Class (Common)

Sean Forhan
Chief Operating Officer and Director
c/o Ballroom Dance Fitness, Inc.
9000 Burma Road, Suite 104
Palm Beach Gardens, Florida 33403	6,000,000		53.99%

William Forhan
Chief Executive Officer and Chairman
c/o Ballroom Dance Fitness, Inc.
9000 Burma Road, Suite 104
Palm Beach Gardens, Florida 33403	2,000,000		18.00%

York & Kassing, Inc. (1)
9000 Burma Road
Suite 104
Palm Beach Gardens, FL 33403		2,000,000		18.00%

All officers and directors
as a group (2 persons)			8,000,000		72%

(1) Oscar Taipa Pereira and Albert Friedrichs have voting and dispositive control over York & Kassing, Inc.

DESCRIPTION OF SECURITIES

The following description of certain matters relating to our securities does not purport to be complete and is subject in all respects to applicable Florida law and to the provisions of our certificate of incorporation ("Certificate of Incorporation") and By-laws (the "By-Laws").

Capitalization

Our authorized capital consists of 100,000,000 shares of common stock, par value $0.0001per share.

No shares of Preferred Stock are authorized as of the date of this Prospectus.

Common Stock

We have authorized 100,000,000 shares of common stock, par value $0.0001 per share. Prior to this offering, there were a total of 11,113,750 shares of common stock issued and outstanding. Each share of our common stock is entitled to one vote at all meetings of our stockholders. Our stockholders are not permitted to cumulate votes in the election of directors. All shares of our common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of our common stock. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive, on a pro rata basis, all of our assets remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any. Neither our Certificate of Incorporation nor our By-Laws contain any provisions which limit or restrict the ability of another person to take over our company; however, our By-Laws do permit our Board of Directors to be classified.

There is no active market for our Common Stock.

Currently, there is no active trading market for our Common Stock. Following the effectiveness of this registration statement, we intend to request that a broker-dealer/market maker submit an application to make a market for our Common Stock shares on the OTC Bulletin Board. There can be no assurance, however, that the application will be accepted or that any trading market will ever develop or be maintained on the OTC Bulletin Board. Any trading market that may develop in the future for our Common Stock will most likely be very volatile and numerous factors beyond our control may have a significant effect on the market. Only companies that report their current financial information to the SEC may have their securities included on the OTC Bulletin Board. Therefore, only upon the effective date of this registration statement will our Common Stock become eligible to be quoted on the OTC Bulletin Board. In the event that we lose our status as a "reporting issuer," any future quotation of our Common Stock on the OTC Bulletin Board may be jeopardized.

Dividend Policy

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our Common Stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our Common Stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our Common Stock or any rights convertible or exchangeable into shares of our Common Stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The Sourlis Law Firm has assisted us in the preparation of this Prospectus and registration statement and will provide counsel with respect to other legal matters concerning the registration and offering of the Common Stock. The Sourlis Law Firm has consented to being named as an expert in the Company's registration statement, of which this Prospectus forms a part. This consent has been filed as an exhibit to the registration statement.

Larry O'Donnell, CPA, P.C. our certified public accountants, have audited our financial statements included in this Prospectus and registration statement to the extent and for the periods set forth in their audit reports. Larry O'Donnell has presented its report with respect to our audited financial statements. The report of Larry O'Donnell, CPA, P.C. included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

ORGANIZATION WITHIN LAST FIVE YEARS

See "Certain Relationships and Related Transactions."

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this Prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this Prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

*	discuss our future expectations;

*	contain projections of our future results of operations or of our financial condition; and

*	state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this Prospectus. See "Risk Factors."

Unless stated otherwise, the words "we," "us," "our," "the Company" or "Ballroom Dance Fitness Impact" in this Prospectus collectively refers to the Company, Ballroom Dance Fitness, Inc.

Organizational History

Ballroom Dance Fitness, Inc. was incorporated in the state of Florida on January 2, 2009 and is a development stage company. The Company's Founder and Chief Operating Officer, Sean Forhan, has taught Ballroom dancing in Michigan and Florida for over the past 14 years and has participated in training at Zumba classes and became a certified Zumba instructor. He has expanded that experience and added his own fitness program to create Ballroom Dance Fitness. Sean's dance experience includes teaching for the franchised dance studios of Fred Astaire and Arthur Murray along with teaching at independent dance studios. Sean has taught his Ballroom Dance Fitness classes at local community centers, gyms and the YMCA.

The Company's Business:

Fitness Videos: The Company's primary business will be to create videos (DVDs) that promote "Fun Exercise" to Ballroom Dance and fitness enthusiasts.

The videos (DVDs) will be designed for individuals that want to lose weight and also learn Ballroom Dance steps. The videos will focus on beginner ballroom dance steps, building the lower body, strengthening heart endurance, plus show how the use of hand free weights will develop and tone the upper body.

The Company intends to offer six dances all on one video for $39.95. Dances featured will be: the Cha-cha, Swing, Salsa, Meringue, Rumba, and the Waltz.

The Company's success is dependent on raising sufficient working capital necessary for DVD and infomercial production (estimated cost of $250,000) and $500,000 for marketing and advertising. Management's goal is to raise a minimum of 50% of the Prospectus ($1,200,000) to implement the business plan and to sustain such operations for the next 12 months.

Certified Fitness Instructors: The Company will offer fitness trainers and ballroom dance instructors an opportunity to become certified as a Ballroom Dance Fitness instructor after completing a six hour training session with Sean. The certified trainer will offer Ballroom Dance Fitness classes in his/her city and keep all of the revenue. Instructors will pay a one-time fee of $250 to become certified. There will be a discounted subsequent annual renewal fee to keep the certification active.

PROPOSED MILESTONES

To date, we have produced a low budget demo fitness DVD that is used to show potential investors the fitness routines and introduce them to Sean Forhan (our instructor and COO). A better quality DVD needs to be made to show to potential investors exclusively, in an effort to impress potential equity investors, resulting in cash investments. We will target manufactures that produce fitness clothing, shoes and nutrients. We have also completed our investor website (www.BallroomDanceFitness.info) Lastly, we have interviewed producers and production companies to produce our DVD and have selected three
(3) potential production companies to produce the DVD. We will select the final production company once we have raised $250,000 in this Offering or subsequent offerings.

Our proposed milestones assume that we raise at least $500,000 in this offering.

4th Quarter 2010: The Company is working on building a Consumer Site: www.BallroomDanceFitness.com that offers online purchasing of fitness clothing, shoes, nutrients and the Fitness Video.

4th Quarter 2010: The Company intends to create a media buy and schedule to start broadcasting infomercials in December 2010. BDF will start production of the fitness DVD and the infomercials that promotes the Company's website and DVD.

4th Quarter 2010: The Company intends to complete the production of the
fitness DVD and infomercials, and start broadcasting on the Internet   and
broadcasting TV infomercials in December 2010.

1st Quarter 2011: The Company intends to complete 90 days' of advertising on TV and the Internet. The Company will also seek strategic Internet partners to promote the DVD and the Company's website. BDF will contact retail chains to sell the Company's DVDs, creating consumer awareness and increased revenues. The Company intends to announce a calendar for Certification of fitness instructors in the Southeast United States and start the one-day Certification programs in March 2011.

2nd Quarter 2011: The Company will focus on certifying fitness instructors in the Midwest and Northeast United States and winding down the TV ad campaign by November 2011. Investor Relations campaigns will continue to promote awareness on the Company and its valuation. The Company intends to continue its Certification of fitness instructors throughout the year, expanding to the Southwest and western states.

Regardless if we sell 25%, 50%, 75% or 100% of this offering, we intend to use $169,000 to produce the dance fitness DVD; $81,000 to produce an infomercial, and $45,000 to develop and maintain a consumer website. The only line items which will change depending on how much we raise will be Advertising (25%:
$110,000; 50%: $515,000; 75%: $945,000; and 100%: $1,325,000); Capitalization
and Professional Fees (25%: $120,000: 50%: $240,000; 75%: $360,000; and 100%:
$480,000); and Working Capital (25%: $75,000; 50%: $150,000; 75%: $200,000 and
100%: $300,000).

Industry Trends and the Marketplace:

	Albert Einstein College of Medicine in New York City studied 469 people over age 75 and found that ballroom dancing was associated with a lowered risk of dementia. The mentally challenging aspects of dancing, following complex dance steps, moving in time and staying with the rhythm of music, is believed to be responsible (Source: New England Journal of Medicine, "Use it or Lose it
- Do Effortful Mental Activities Protect against Dementia" (J.T. Coyle, June 19, 2003)

Results of Operations

Cash on Hand. At June 30, 2010, we had $221 in cash on hand, compared to $4 on December 31, 2009. This increase was due to loans from the Company's Chief Executive Officer. These loans are non-interest bearing and are due on demand.

Total Assets. Our total assets at June 30, 2010 consisted of cash on hand of $221, compared to $4 of assets consisting of cash on hand at December 31, 2009.

Total Liabilities. At June 30, 2010 $(8,256) and December 31, 2009, our total liabilities were $(256)

Accumulated Deficit. At June 30, 2010, our accumulated deficit was $(20,901) compared to ($11,258) at December 31, 2009. This included fees incurred in connection with our formation and legal and professional fees incurred in connection with a registration statement of which this prospectus is a part.

Revenues. For the quarter ended June 30, 2010, we had revenues of $4,050. For the year ended December 31, 2009, we had revenues of $4,175. From our inception to June 30, 2010, we had $11,080 in revenues. Our revenues consisted of fitness classes and private ballroom lessons. In the future, we will focus on revenues to be generated from our fitness DVD and website accessory orders. The fitness classes and private dance lessons are not recurring revenues items.

Total Expenses. Our total expenses for the quarter ended June 30, 2010 were $13,802 and consisted of professional fees $(8,000), licenses fees $(1,425) and labor of $(3,222). Our total expenses for the year ended December 31, 2009 were $15,433 and consisted of Bank Charges ($19), Start-up Expenses ($156), Production Costs ($533), Contract Labor ($14,168) and Wages ($556). Our total expenses from our inception until June 30, 2010 were $(31,981) and consisted of professional fees $($8,000), Start-up Expenses ($1,425), Production Costs ($644), Contract Labor ($20,724), travel $(868).

Liquidity and Capital Resources

At June 30, 2010, we had $221 in cash on hand, liabilities totaling $(8,256) and a stockholders' deficit of $(8,035). In their audit report, dated May 11, 2010, our auditors have expressed their doubt as to our ability to continue as a going concern. To date, the Company has financed its operations from non-interest bearing demand loans from the Company's Chief Executive Officer, William G. Forhan, totaling $256. These loans are not pursuant to any written agreement. The Company has agreed to repay such loans upon the receipt of sufficient capital.

At our current state of operations, we need roughly $500,000 for the next 12 months. We will depend on generating sufficient proceeds from this offering to fund our operations. We will also need to raise additional capital by the issuance of securities and from loans. In the event the Company is not successful in selling any shares in this offering, the Company's Chief Executive Officer has verbally agreed to continue to fund the company's operations until any such funding can be raised. There is no written agreement between the Company and the CEO which requires him to fund our operations.

The 6,000,000 shares offered by the Company in his offering is a self-underwritten, best efforts basis, there is no minimum share purchase requirement and there is no guarantee as to the amount of proceeds that will result from this offering, if any. If we do not raise sufficient amount of funds from this offering and/or subsequent private and public offerings and/or receive loans, we might have to cease operations.

The Company expects the net proceeds from the sale of at least fifty (50%) percent of the shares offered by the Company will allow it to implement its business strategy. There is no assurance that the net proceeds will be received in time to meet our needs. Our board of directors reserves the right to reallocate the use of proceeds to meet unforeseen events. Pending their use, the Company may deposit proceeds in commercial bank accounts or invest them in money market funds for short-term government obligations.

Off -Balance Sheet Operations

The Company does not have any off-balance sheet operations.

CRITICAL ACCOUNTING POLICIES

Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

 As such, in accordance with the use of accounting principles generally accepted in the United States of America, our actual realized results may differ from management's initial estimates as reported. A summary of significant accounting policies are detailed in notes to the financial statements which are an integral component of this filing.

Revenue Recognition

The Company recognizes revenue in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition" ("SAB No. 104"). SAB 104 clarifies application of generally accepted accounting principles related to revenue transactions. The Company also follows the guidance in FASB Accounting Standards Codification (ASC) Topic 605-25, Revenue Arrangements with Multiple Deliverables (formerly "EITF Issue No. 00-08-1"), in arrangements with multiple deliverables.

The Company recognizes revenues when all of the following criteria are met:
(1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

The Company will receive revenue for distribution and sale of videos and DVDs. In addition the Company will provide certification to trainers and instructors to be instructors and charge upfront fees and annual fees to maintain certification.

Explicit return rights are not offered to customers; however, the Company may accept returns in limited circumstances. There have been no returns through
December 31, 2009.   Therefore, a sales return allowance has not been
established since management believes returns will be insignificant.

 Segment Information

The Company does not have separately reportable segments as defined by ASC 280, Disclosures about Segments of a Enterprise and Related Information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

On January 29, 2009, the Company issued 6,000,000 shares of Common Stock, par value $0.0001, to Sean Forhan for an aggregate of $600 as founder stock. The Company relied on the registration exemption available to the Company under
Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it was one issuance to one person and that person was a founder of the Company.

On January 29, 2009, the Company issued 2,000,000 shares of Common Stock, par value $0.0001, to William Forhan for an aggregate of $200 as founder stock. The Company relied on the registration exemption available to the Company under Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it was one issuance to one person and that person was a founder of the Company.

On February 26, 2009, the Company issued 5,000 shares of Common Stock, at $0.20 per share, to Karen Krystyan (Sean's mother) for an aggregate of $1,000 as common stock. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it was an isolated issuance to one person and that person was an immediate family member of the one of the Company's founders. No material was provided to the investor in connection with this sale.

On March 15, 2010, the Company issued a total of 250,000 shares of Common Stock to Clark Forhan for aggregate cash consideration of $25.00. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact it was an isolated issuance to one person and that person was an immediate family member of the Company's founders. No material was provided to the investor in connection with this sale.

To date, the Company has financed its operations from non-interest bearing demand loans from the Company's Chief Executive Officer, William G. Forhan, totaling $256. These loans are not pursuant to any written agreement. The Company has agreed to repay such loans upon the receipt of sufficient capital.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Director Independence

Our determination of independence of our directors is made using the definition of "independent director" contained under NASDAQ Marketplace Rule 4200(a)(15), even though such definitions do not currently apply to us because we are not listed on NASDAQ. Our officers are also our directors therefore are not "independent" under this rule.

The OTCBB on which we intend to have our shares of Common Stock quoted does not have any director independence requirements. In determining whether our directors are independent, we refer to NASDAQ Stock Market Rule 4200(a)(15). Based on those widely-accepted criteria, we have determined that our Director(s) are not independent at this time.

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our Common Stock. We intend to request a registered broker-dealer to apply to have our Common Stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this Prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our Common Stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this Prospectus, we had approximately 43 holders of record of our Common Stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our Common Stock offered through this Prospectus. This Prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our Company and the statements we have made in this Prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

                             FINANCIAL INFORMATION

Item:									Page No.:

Auditor's Report, dated August 16, 2010					F-2

Balance Sheet								F-3

Statement of Operations							F-4

Statement of Cash Flows							F-5

Statement of Shareholders Equity					F-6

Notes									F-7

                          Larry O'Donnell, CPA, P.C.

Telephone (303)745-4545				2228 South Fraser Street Unit 1,
						Aurora, Colorado    80014
Fax (303)369-9384
e-mail  larryodonnelcpa@msn.com
www.larryodonnellcpa.com

            Report of Independent Registered Public Accounting Firm

To the Board of Directors
Ballroom Dance Fitness, Inc.
9000 Burma Road St. 104
Palm Beach Gardens, Florida 33403

We have audited the accompanying balance sheet of Ballroom Dance Fitness, Inc. a development stage company as June 30, 2010 and December 31, 2009 and the related consolidated statement of operations, shareholders' equity, and cash flows for the six months ended June 30, 2010 and year ended, December 31, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ballroom Dance Fitness, Inc., a development stage corporation as of June 30, 2010 and December 31, 2009, and the results of their operations and cash flows for the six months ended June 30, 2010 and year ended, December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has operating and liquidity concerns, has incurred an accumulated deficit for the period since inception of January 20, 2009 to June 30, 2010. This condition raises substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

/s/ Larry O'Donnell, CPA, P.C.
Aurora, Colorado
August 16, 2010

                         BALLROOM DANCE FITNESS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEETS
                      JUNE 30, 2010 AND DECEMBER 31, 2009

										June 30,	December 31,
										2010		2009
										---------------	---------------
ASSETS:
Cash										$221		$4
										---------------	---------------
TOTAL ASSETS:									$221		$4
										=============== ===============
LIABILITIES AND SHAREHOLDERS EQUITY:

LIABILITIES:
Accounts Payable								$8,000		$-
Due to shareholders								256		256
										---------------	---------------
TOTAL LIABILITIES:								8,256		256

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock, $.0001 par value; 100,000,000 shares authorized; 11,113,750 and
10,005,000 shares outstanding at June 30, 2010 and December 31, 2009		1,111		1,000
Additional Paid in Capital	11,755	10,006
Deficit Accumulated During the Development Stage				(20,901)	(11,258)
										---------------	---------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY)						(8,035)		(252)
										---------------	---------------
TOTAL LIABILITIES & STOCKHOLDERS EQUITY (DEFICIENCY)				$221		$4
										=============== ===============


                    See accompanying notes to the audited
                  Condensed Consolidated Financial Statements

                         BALLROOM DANCE FITNESS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS


				Six Months	Six Months	Three Months	Three Months
				June 30,	June 30,	June 30,	June 30,
				2010		2009		2010		2009

Revenue				$6,905		-		$4,050		-
				--------------- --------------- --------------- ---------------
Total Revenue			$6,905		-		$4,050		-
				--------------- --------------- --------------- ---------------

Expenses:

Licenses and Fees		$1,425				1,425
Contract Labor			2,778				143
Professional Fees		8,000				8,000
Production			111				-
Insurance			287				287
Travel				868				868
Office				3079				3079
				--------------- --------------- --------------- ---------------
Total Expenses			16,548				13,802		-

				--------------- --------------- --------------- ---------------
Profit (Loss)			$(9,643)	-		$(9,752)	-
				=============== =============== =============== ===============

                    See accompanying notes to the audited
                  Condensed Consolidated Financial Statements

                         BALLROOM DANCE FITNESS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF CASH FLOWS


							Six Months	Six Months
							June 30,	June 30,
							2010		2009

Cash flows from operating activities:
  Net income (loss)					$(9,643)	-
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Stock issued for services				1,860		11,006
    Changes in assets and liabilities:
      Increase in accounts payable			8,000		-
      Increase in due from shareholder			-		256
							--------------- ---------------
Cash flows provided from operation activities		217		11,262
							--------------- ---------------
Cash flows used in investing activities:		-		-

Cash flows provided from financing activities:		-		-

Net change in cash and cash equivalents			217		11,262

Cash and cash equivalents, beginning of period		4		-
							--------------- ---------------
Cash and cash equivalents, end of period		$221		$11,262
							=============== ===============

Interest  paid						$-		$-
							=============== ===============
Taxes paid						$-		$-
							=============== ===============


                    See accompanying notes to the audited
                  Condensed Consolidated Financial Statements

                         BALLROOM DANCE FITNESS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF SHAREHOLDERS EQUITY
                       YEAR ENDED DECEMBER 31, 2009 AND
                        SIX MONTHS ENDED JUNE 30, 2010

													Deficit Accumulated
						     Common Stock		Additional		During the Development
						Shares		Amount		Paid -In Capital	Stage			Total
						--------------- --------------- --------------- 	--------------- 	---------------

Balance January 1, 2009				-		$-		$-			$-			$-

Founder's Stock in Exchange for Service		10,005,000	1,000		10,006						11,006

Net loss												(11,258)		(11,258)
						--------------- --------------- --------------- 	--------------- 	---------------
Balance December 31, 2009			10,005,000	1,000		10,006			(11,258)		(252)

Stock issued for services			1,108,750	110.875		1,749						1,860

Net loss												(9,643)			(9,643)
						--------------- --------------- --------------- 	--------------- 	---------------
Balance June 30, 2010				11,113,750	$1,111		$11,755			$(20,901)		$(8,035)
						=============== =============== =============== 	=============== 	===============


                    See accompanying notes to the audited
                  Condensed Consolidated Financial Statements

                         BALLROOM DANCE FITNESS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 2010
                       AND YEAR ENDED DECEMBER 31, 2009

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

Organization

Ballroom Dance Fitness, Inc. was organized January 20, 2009 under the laws of the State of Florida. The Company creates fitness videos and DVD's that promote "Fun Exercise" to the Ballroom Dance and fitness enthusiasts.

The videos and DVD's are designed for individuals that want to lose weight and also learn Ballroom Dance steps. The DVD's will be marketed via TV infomercial, Corporate web site and Internet marketing. The company realizes revenues when paid in full for purchase of DVD's and merchandise purchased (DVD's, fitness clothes, nutrition's and exercise shoes) on the Company's website. The company is competing in the Weight loss and Nutrition industry; a $44 billion annual industry

Basis of Accounting

We have prepared the accompanying consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission and in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these financial statements give effect to all normal recurring adjustments necessary to present fairly the financial position and results of operations and cash flows of the Company.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Certain prior period amounts have been reclassified to conform to current-period presentation. These reclassifications had no effect on net loss for the periods presented.

Revenue Recognition

The Company recognizes revenue in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) No. 104, "Revenue Recognition" ("SAB No. 104"). SAB 104 clarifies application of generally accepted accounting principles related to revenue transactions. The Company also follows the guidance in ASC Topic 980, Revenue Arrangements with Multiple Deliverables ("ASC Topic 980"), in arrangements with multiple deliverables.

The Company recognizes revenues when all of the following criteria are met:
(1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

The Company receives revenue for sales of DVDs and videos, as well as the sale of merchandise advertised on the Company's website.

In certain cases, the Company enters into agreements with customers that involve the delivery of more than one product or service. Revenue for such arrangements is allocated to the separate units of accounting using the relative fair value method in accordance with ASC Topic 980. The delivered item(s)

                         BALLROOM DANCE FITNESS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 2010
                       AND YEAR ENDED DECEMBER 31, 2009

is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s) and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The most significant estimates included in the preparation of the financial statements are related to asset lives and accruals.

Income taxes

We account for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the "more likely than not" criteria of ASC 740.

ASC 740-10 requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the "more-likely-than-not" threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Earnings Per Share

Basic earnings per share is computed based on the weighted average number of shares outstanding during the period. Diluted earnings per share is computed using the weighted average common shares and all potentially dilutive common shares outstanding during the period.

                         BALLROOM DANCE FITNESS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 2010
                       AND YEAR ENDED DECEMBER 31, 2009

ACCOUNTING FOR STOCK-BASED COMPENSATION

 The Company applies ASC Topic 718 "Share-Based Payments" ("ASC Topic 718") to share-based compensation, which requires the measurement of the cost of services received in exchange for an award of an equity instrument based on the grant-date fair value of the award. Compensation cost is recognized when the event occurs. The Black-Scholes option-pricing model is used to estimate the fair value of options granted.

For the six months ended June 30, 2010 and year December 31, 2009, the Company did not grant any stock options.

NON-EMPLOYEE STOCK BASED COMPENSATION

The cost of stock-based compensation awards issued to non-employees for services are recorded, in accordance with ASC Topic 505- 50 "Equity-Based Payments to Non-Employees," at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines.

NOTE 2: GOING CONCERN

The accompanying Financial Statements have been prepared assuming that the company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period of time. The company has incurred an operating loss since inception. The future of the company is dependent on its ability to obtain funding from its anticipated funding of its S-1 with the Securities and Exchange Commission. Although the company plans to pursue its equity funding, there can be no assurance that the company will be able raise sufficient working capital to maintain its operations. If the Company is unable to raise the necessary working capital though the equity funding it will be forced to continue relying on cash from operations and loans from related parties to satisfy its working capital needs. There can be no assurance that the company will be able rely on these sources to maintain its operations.

NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2009, the Company adopted accounting guidance issued by the Financial Accounting Standards Board ("FASB") which had previously deferred the effective date of fair value measurements for all nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed in financial statements at fair value on a recurring basis (at least annually). The adoption of this guidance did not have a material impact on the financial statements.

                         BALLROOM DANCE FITNESS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 2010
                       AND YEAR ENDED DECEMBER 31, 2009

In May 2009, the FASB issued a statement to incorporate the accounting and disclosure requirements for subsequent events into U.S. generally accepted accounting principles which was amended in February 2010. The statement, as amended, introduces new terminology, defines a date through which management must evaluate subsequent events, and lists the circumstances under which an entity must recognize and disclose events or transactions occurring after the balance-sheet date. The Company adopted the statement as of June 30, 2009, which was the required effective date.

The Company adopted authoritative guidance issued by the FASB codifying U.S. GAAP. The adoption of this authoritative guidance changed how the Company references U.S. GAAP in the financial statement disclosures. The guidance is effective for financial statements issued for interim and annual periods ending after September 15, 2009. Applying the guidance did not impact the Company's financial condition and results of operations. The Company has revised its references to pre-Codification GAAP in its financial statements.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 "Equity Topic 505 - Accounting for Distributions to Shareholders with Components of Stock and Cash", which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share ("EPS")). Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification. The amendments in this Update also provide a technical correction to the Accounting Standards Codification.

The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary. That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders. It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend. The adoption of this guidance did not have a material impact on the financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

                         BALLROOM DANCE FITNESS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 2010
                       AND YEAR ENDED DECEMBER 31, 2009

NOTE 4: INCOME TAXES

The provision for income taxes and the effective tax rates for the quarter ended June 30, 2010 and year ended December 31, 2009 were computed by applying the federal and state statutory corporate tax rates as follows:

						June 30,	December 31,
						2010		2009

Provisions for income taxes at statutory
 federal rate 					$3,902		$3,940
Valuation allowance 				(3,902) 	(3,940)
						--------------- ---------------
Net income tax provision 			$ -0- 		$ -0-
						=============== ===============

The reported income tax at the statutory rate 	34% 		34%
State rate, net of federal income tax 		5% 		5%
Valuation allowance 				-39% 		-39%
						--------------- ---------------
Effective income tax rate 			0% 		0%
						=============== ===============

Our Federal net operating loss ("NOL") carryforward balance as of June 30, 2010 and December 31, 2009 was $3,900, expiring between 2010 and 2017. Management has reviewed the provisions of ASC 740 regarding assessment of their valuation allowance on deferred tax assets and based on that criteria determined that it does not have sufficient taxable income to offset those assets. Therefore, Management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will not be realized.

The Company adopted the provisions of ASC 740, previously FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, on January 1, 2007. Previously the Company has accounted for tax contingencies in accordance with Statement of Financial Accounting Standards 5, Accounting for Contingencies. The statute of limitations is still open on years 2009 and subsequent. The Company recognizes the financial statement impact of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date the Company applied ASC 740 to all tax positions for which the statute of limitations remained open. As a result of the implementation of ASC 740, the Company did not recognize a material increase in the liability for uncertain tax positions.

The Company is subject to income taxes in the U.S. federal jurisdiction and the state of Florida. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply.

                         BALLROOM DANCE FITNESS, INC.
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                        SIX MONTHS ENDED JUNE 30, 2010
                       AND YEAR ENDED DECEMBER 31, 2009

NOTE 5 STOCK BASED COMPENSATION

The Company accounts for employee and non-employee stock awards under SFAS 123(r), whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued and those issued to non-employees are recorded based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more reliably measurable.

NOTE 6: LOANS FROM SHAREHOLDERS

A shareholder has advanced various loans to the Company for the payment of certain operating expenses. The loans are non-interest bearing and are due on demand. Loans from shareholders at June 30 2010 and December 31, 2009 amounted to $221.

NOTE 7: STOCKHOLDERS EQUITY

The Company issued a total of 10,005,000 shares of its common stock to its founders cash during the year ended December 31, 2009. The shares were issued for services rendered. The company has issued a total of 11,113,750 thru June 30, 2010; 8,750 shares were sold at $0.20 a share in the 2nd quarter.

                      [OUTSIDE BACK COVER OF PROSPECTUS]
                   ________________________________________

                         BALLROOM DANCE FITNESS, INC.

                         6,000,000 SHARES COMMON STOCK

                               TABLE OF CONTENTS

Item									  Page

Summary                                                                    5

Risk Factors                                                               8

Description of Business                                                    16

Description of Properties                                                  19

Legal Proceedings                                                          20

Use of Proceeds                                                            20

Determination of Offering Price                                            20

Dilution                                                                   21

Plan of Distribution                                                       22

Directors, Executive Officers, Promoters and Control Persons               24

Security Ownership of Certain Beneficial Owners and Management             26

Description of Securities                                                  26

Interest of Named Experts and Counsel                                      27

Experts                                                                    28

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities                                                                28

Organization Within Last Five Years                                        28

Management's Discussion and Analysis of Financial Condition and Results of
Operations                                                                 28

Certain Relationships and Related Transactions and Corporate Governance    33

Market for Common Equity and Related Stockholder Matters                   35

Changes in and Disagreements with Accountants and Financial Disclosure     35

Where You Can Find More Information                                        35

Financial Statements                                                      F-1

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated costs of this offering are as follows:

Expenses(1)					Amount
						US ($)

SEC Registration Fee (not estimated)		$41

Transfer Agent Fees				$1,750

Accounting Fees and Expenses			$10,500

Legal Fees and Expenses				$25,000

Printers					$5,500

Miscellaneous					$1,000

Total						$43,791

We are paying all expenses of the offering listed above. Proceeds from the sale of this offering may go towards the satisfaction of some of these fees.

Item 14. Indemnification of Directors and Officers

We are incorporated in the State of Florida. Florida Corporate Law and our certificate of incorporation and bylaws contain provisions for indemnification of our officers and directors, and under certain circumstances, our employees and other persons. The bylaws require us to indemnify such persons to the fullest extent permitted by Florida law. Each such person will be indemnified in any proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in, or not opposed to, our best interests. The indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement. Our bylaws also provide that we may purchase and maintain insurance on behalf of any of our present or past directors or officers insuring against any liability asserted against such person incurred in their capacity as a director or officer or arising out of such status, whether or not we would have the power to indemnify such person.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

On January 29, 2009, the Company issued 6,000,000 shares of Common Stock, par value $0.0001, to Sean Forhan for an aggregate of $600 as founder stock. The Company relied on the registration exemption available to the Company under
Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it was one issuance to one person and that person was a founder of the Company.

On January 29, 2009, the Company issued 2,000,000 shares of Common Stock, par value $0.0001, to William Forhan for an aggregate of $200 as founder stock. The Company relied on the registration exemption available to the Company under Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it was one issuance to one person and that person was a founder of the Company.

On February 26, 2009, the Company issued 5,000 shares of Common Stock, at $0.20 per share, to Karen Krystyan (Sean's mother) for an aggregate of $1,000 as common stock. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it was an isolated issuance to one person and that person was an immediate family member of the one of the Company's founders. No material was provided to the investor in connection with this sale.

On December 30, 2009, the Company issued 2,000,000 shares of Common Stock to York & Kassing, Incorporated for future investor relations services. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it did not involve a public offering of securities and it was for services rendered and it involved one recipient. The amount of shares given to York & Kassing were a result of private negotiations between the Company and York & Kassing and based on services the Company deems to be worth $200.

On February 15, 2010, the Company issued a total of 850,000 shares of Common Stock to Sourlis Law Firm for aggregate cash consideration of $85.00 The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it did not involve a public offering of securities.

On March 15, 2010, the Company issued a total of 250,000 shares of Common Stock to Clark Forhan for aggregate cash consideration of $25.00. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact it was an isolated issuance to one person and that person was an immediate family member of the Company's founders. No material was provided to the investor in connection with this sale.

Between April 15, 2010 and June 4, 2010 the Company issued a total of 8,750 shares of Common Stock to 35 accredited shareholders for aggregate cash consideration of $1,750. The Company sold these shares of Common Stock under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, due to the fact that it did not involve a public offering of securities and it was a private placement of securities to accredited investors who represented that they were purchasing the shares for their own account and not with a view to distribution. We provided the investors with a private placement memorandum. The $0.20 purchase price of the common stock in this issuance was arbitrarily determined by the Company.

Item 16.	Exhibits

Exhibit
Number	Description of Exhibits

3.1*	Articles of Incorporation of Ballroom Dance Fitness, Inc.

3.2*	Bylaws

5.1	Legal Opinion of The Sourlis Law Firm

10.1*	Employment Agreement, dated June 1, 2009, between Ballroom Dance
Fitness, Inc. and William G. Forhan

10.2*	Employment Agreement, dated June 1, 2009, between Ballroom Dance
Fitness, Inc. and Sean Forhan

10.3	Form of Subscription Agreement for this Offering.

14.1*	Ballroom Dance Fitness, Inc. Code of Ethics

14.1*	Ballroom Dance Fitness, Inc. Code of Business Conduct

23.1	Consent of Larry O'Donnell, CPA, P.C.

23.2	Consent of The Sourlis Law Firm (included in Exhibit 5.1)

* Filed as an exhibit to Registration Statement on Form S-1 (File No.: 333-167249) filed on June 2, 2010 and incorporated by reference here.

Item 17.	Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining liability under the Securities Act of 1933 (the "Act") to any purchaser, if the registrant is subject to Rule 430C under the Act, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Palm Beach Gardens, Florida on August 20, 2010.

BALLROOM DANCE FITNESS, INC.


By:  /s/ WILLIAM G. FORHAN
William G. Forhan
Chief Executive Officer and Chairman
(Principal Executive Officer and
Principal Financial  and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature		Title					Date

/s/ WILLIAM G. FORHAN	Chief Executive Officer and Chairman	August 20, 2010
William G. Forhan	(Principal Executive Officer and
			Principal Financial and Accounting Officer)

/s/ SEAN FORHAN		Chief Operating Officer and Director	August 20, 2010
Sean Forhan